Exhibit 99.1

SurgePays Announces Pricing of $15 million Public Offering

BARTLETT, Tenn., January 17, 2024 /PRNewswire/ -- SurgePays, Inc. (Nasdaq: SURG) (“SurgePays”), a technology and telecom company focused on the underbanked and underserved communities, today announced that it has priced its previously announced underwritten public offering of 2,678,571 shares of its common stock at an offering price of $5.60 per share of common stock. SurgePays has granted the underwriters a 45-day option to purchase up to 401,785 additional shares of its common stock sold in the offering on the same terms and conditions. The Company expects to close the offering on January 22, 2024, subject to customary conditions.

Titan Partners Group, a division of American Capital Partners, is acting as sole book-running manager for the offering.

The gross proceeds to the Company from the offering are expected to be approximately $15 million, before deducting the underwriting discounts, commissions and other offering expenses payable by the Company.

The offering is being made pursuant to an effective “shelf” registration statement on (File No. 333-273110) previously filed with the Securities and Exchange Commission (the “SEC”) on July 3, 2023, as amended on August 4, 2023, September 9, 2023, October 23, 2023, and declared effective by the SEC on November 3, 2023. The securities may be offered only by means of a prospectus. A preliminary prospectus supplement and the accompanying prospectus relating to and describing the terms of the offering have been filed with the SEC. The final terms of the offering will be disclosed in a final prospectus supplement to be filed with the SEC. Electronic copies of the final prospectus supplement and the accompanying prospectus relating to the offering, when available, may be obtained by visiting the SEC’s website at www.sec.gov or by contacting Titan Partners Group, LLC, a division of American Capital Partners, LLC, 4 World Trade Center, 29th Floor, New York, New York 10007, by phone at (929) 833-1246 or by email at info@titanpartnersgrp.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About SurgePays

SurgePays, Inc. is a technology and telecom company focused on the underbanked and underserved communities. SurgePays technology layered platform empowers clerks at over 8,000 convenience stores to provide a suite of prepaid wireless and financial products to underbanked customers. SurgePays prepaid wireless companies provide services to over 250,000 low-income subscribers nationwide.

Forward-Looking Statements

This press release includes express or implied statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. Forward-looking statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance and may contain projections of our future results of operations or of our financial information or state other forward-looking information. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future operational or financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control, including, without limitation, satisfaction of customary closing conditions related to the offering and sale of the common stock and SurgePays ability to complete the offering. The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission (“SEC”), including in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and the preliminary prospectus supplement and the accompanying prospectus related to the proposed public offering. The forward-looking statements in this press release speak only as of the date on which the statements are made. We undertake no obligation to update, and expressly disclaim the obligation to update, any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

Contact Information

Brian M. Prenoveau, CFA

 MZ Group – MZ North America

 brian.prenoveau@mzgroup.us

 +561 489 5315